Exhibit 10.13

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

First Excess Catastrophe Reinsurance

Reinsurers	Participations
Catlin Insurance Company Ltd.	30.00%
GMAC Re Corporation (for Motors Insurance Corporation)	22.50
Harbor Point Re Limited	25.00
QBE Reinsurance Corporation	7.50
Renaissance Reinsurance, Ltd.	10.00

Through Benfield Limited
Lloyd’s Underwriters Per Signing Schedule	5.00

Total	100.00%

Second Excess Catastrophe Reinsurance

Reinsurers	Participations
GMAC Re Corporation (for Motors Insurance Corporation)	30.00%
QBE Reinsurance Corporation	7.50

Through Benfield Limited
Amlin Bermuda Limited	10.00
Lloyd’s Underwriters and Companies Per Signing Schedule(s)	52.50

Total	100.00%

Third Excess Catastrophe Reinsurance

Reinsurers	Participations
GMAC Re Corporation (for Motors Insurance Corporation)	20.00%
Hannover Re (Bermuda), Ltd.	14.75
QBE Reinsurance Corporation	7.50
XL Re Ltd	7.50

Through Benfield Limited
Amlin Bermuda Limited	7.50
Lloyd’s Underwriters and Companies Per Signing Schedule(s)	42.75

Total	100.00%

Table of Contents

Article		Page

I	Classes of Business Reinsured	1
II	Commencement and Termination	1
III	Territory (BRMA 51A)	2
IV	Exclusions	3
V	Retention and Limit	4
VI	Reinstatement	4
VII	Definitions	5
VIII	Other Reinsurance	6
IX	Loss Occurrence	6
X	Loss Notices and Settlements	8
XI	Salvage and Subrogation	8
XII	Florida Hurricane Catastrophe Fund	8
XIII	Reinsurance Premium	9
XIV	Late Payments	10
XV	Offset (BRMA 36C)	11
XVI	Access to Records (BRMA 1D)	12
XVII	Liability of the Reinsurer	12
XVIII	Net Retained Lines (BRMA 32E)	12
XIX	Errors and Omissions (BRMA 14F)	12
XX	Currency (BRMA 12A)	12
XXI	Taxes (BRMA 50B)	13
XXII	Federal Excise Tax	13
XXIII	Reserves	13
XXIV	Insolvency	14
XXV	Arbitration (BRMA 6J)	15
XXVI	Service of Suit (BRMA 49C)	16
XXVII	Governing Law (BRMA 71B)	16
XXVIII	Confidentiality	16
XXIX	Intermediary (BRMA 23A)	17
	Schedule A

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

(hereinafter referred to as the “Company”)

by

The Subscribing Reinsurer(s) Executing the

Interests and Liabilities Agreement(s)

Attached Hereto

(hereinafter referred to as the “Reinsurer”)

Article I - Classes of Business Reinsured

By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called “policies”) in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Homeowners Multiple Peril (property sections only) and Dwelling Fire (property sections only), subject to the terms, conditions and limitations set forth herein and in Schedule A attached hereto.

Article II - Commencement and Termination

A.	This Contract shall become effective on July 1, 2007, with respect to losses arising out of loss occurrences commencing on or after that date, and shall remain in force until May 31, 2008, both days inclusive, Local Standard Time at the location where the loss occurrence commences.

B.	Notwithstanding the provisions of paragraph A above, the Company may terminate a Subscribing Reinsurer’s percentage share in this Contract in the event any of the following circumstances occur, as clarified by public announcement for subparagraphs 1 through 6 below, or upon discovery for subparagraphs 7 and 8 below. The Company has 120 days from the date of applicable public announcement or discovery to exercise the option to terminate a Subscribing Reinsurer’s percentage share in this Contract. To terminate a Subscribing Reinsurer’s percentage share in this Contract, the Company must give the Subscribing Reinsurer written notice by either certified or registered mail for which a return receipt is requested. The effective date of termination will be as selected by the Company, which may be a date that is retroactively applied up to a maximum of 65 days prior to the date of applicable public announcement or discovery, subject to the condition that such selected date must be the last day of a calendar month:

1.	The Subscribing Reinsurer’s policyholders’ surplus (or its equivalent under the Subscribing Reinsurer’s accounting system) at the inception of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) 12 months prior to that date; or

2.	The Subscribing Reinsurer’s policyholders’ surplus (or its equivalent under the Subscribing Reinsurer’s accounting system) at any time during the term of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) at the date of the Subscribing Reinsurer’s most recent financial statement filed with regulatory authorities and available to the public as of the inception of this Contract; or

3.	The Subscribing Reinsurer’s A.M. Best’s rating has been assigned or downgraded below A- and/or Standard & Poor’s rating has been assigned or downgraded below BBB+; or

4.	The Subscribing Reinsurer has become merged with, acquired by or controlled by any other entity or individual(s) not controlling the Subscribing Reinsurer’s operations previously; or

5.	A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or

6.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

7.	The Subscribing Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent; or

8.	The Subscribing Reinsurer has ceased assuming new or renewal property or casualty treaty reinsurance business.

C.	If this Contract is terminated or expires while a loss occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire loss occurrence had occurred prior to the termination or expiration of this Contract, provided that no part of such loss occurrence is claimed against any renewal or replacement of this Contract.

Article III - Territory (BRMA 51A)

The territorial limits of this Contract shall be identical with those of the Company’s policies.

Article IV - Exclusions

A. This Contract does not apply to and specifically excludes the following:

1.	All excess of loss reinsurance assumed by the Company.

2.	Reinsurance assumed by the Company under obligatory reinsurance agreements, except agency reinsurance where the policies involved are to be reunderwritten in accordance with the underwriting standards of the Company and reissued as Company policies at the next anniversary or expiration date.

3.	Financial guarantee and insolvency.

4.	All Accident and Health, Fidelity and Surety, Boiler and Machinery, Workers’ Compensation and Credit business.

5.	Nuclear risks as defined in the “Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.)” attached to and forming part of this Contract.

6.	Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

7.	Loss or liability from any Pool, Association or Syndicate and any assessment or similar demand for payment related to the Florida Hurricane Catastrophe Fund or Citizens Property Insurance Corporation.

8.	All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

9.	Pollution and seepage coverages excluded under the provisions of the “Pollution and Seepage Exclusion Clause (BRMA 39A)” attached to and forming part of this Contract.

10.	Loss or liability excluded under the “Terrorism Exclusion” attached to and forming part of this Contract.

11.	Losses from mold-related claims, unless arising out of an otherwise covered peril.

B.	Notwithstanding the foregoing, any reinsurance falling within the scope of one or more of the exclusions set forth in paragraph A that is specially accepted by the Reinsurer from the Company shall be covered under this Contract and be subject to the terms hereof, except as such terms shall be modified by the special acceptance. Furthermore, any exclusion

(other than exclusions 3, 5, 6 and 10) set forth in paragraph A shall be waived automatically when, in the opinion of the Company, the exposure excluded therein is incidental to the principal exposure on the risk in question.

C.	If the Company is bound, without the knowledge and contrary to the instructions of the Company’s supervisory underwriting personnel, on any business falling within the scope of one or more of the exclusions set forth in paragraph A (other than exclusions 3, 5, 6 and 10), the exclusion shall be suspended with respect to such business until 30 days after an underwriting supervisor of the Company acquires knowledge thereof.

Article V - Retention and Limit

A.	As respects each excess layer of reinsurance coverage provided by this Contract, the Company shall retain and be liable for the first amount of ultimate net loss, shown as “Company’s Retention” for that excess layer in Schedule A attached hereto, arising out of each loss occurrence. The Reinsurer shall then be liable, as respects each excess layer, for the amount by which such ultimate net loss exceeds the Company’s applicable retention, but the liability of the Reinsurer under each excess layer shall not exceed the amount, shown as “Reinsurer’s Per Occurrence Limit” for that excess layer in Schedule A attached hereto, as respects any one loss occurrence.

B.	No claim shall be made under any excess layer of reinsurance coverage provided by this Contract as respects any one loss occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes of this Contract, the Company shall be the sole judge of what constitutes one risk.

Article VI - Reinstatement

A.	In the event all or any portion of the reinsurance under any excess layer of reinsurance coverage provided by this Contract is exhausted by loss, the amount so exhausted shall be reinstated immediately from the time the loss occurrence commences hereon. For each amount so reinstated the Company agrees to pay additional premium equal to the product of the following:

1.	The percentage of the occurrence limit for the excess layer reinstated (based on the loss paid by the Reinsurer under that excess layer); times

2.	The earned reinsurance premium for the excess layer reinstated for the term of this Contract (exclusive of reinstatement premium).

B.

Whenever the Company requests payment by the Reinsurer of any loss under any excess layer hereunder, the Company shall submit a statement to the Reinsurer of reinstatement premium due the Reinsurer for that excess layer. If the earned reinsurance premium for any excess layer for the term of this Contract has not been finally determined as of the date of any such statement, the calculation of reinstatement premium due for that excess layer shall be based on the deposit premium for that excess layer and shall be readjusted when the earned reinsurance premium for that excess layer for the term of this Contract has been finally determined. Any reinstatement premium shown to be due the Reinsurer for any excess layer as reflected by any such statement (less prior payments, if any, for that excess layer) shall be payable by the Company concurrently with payment by the Reinsurer of the requested loss for that excess layer. Any return reinstatement premium shown to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company’s statement.

C.	Notwithstanding anything stated herein, the liability of the Reinsurer under any excess layer of reinsurance coverage provided by this Contract shall not exceed either of the following:

1.	The amount, shown as “Reinsurer’s Per Occurrence Limit” for that excess layer in Schedule A attached hereto, as respects loss or losses arising out of any one loss occurrence; or

2.	The amount, shown as “Reinsurer’s Term Limit” for that excess layer in Schedule A attached hereto, in all during the term of this Contract.

Article VII - Definitions

A.	“Ultimate net loss” as used herein shall be defined as the sum or sums (including loss in excess of policy limits, extra contractual obligations and loss adjustment expense, as hereinafter defined) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shad be construed to mean that losses under this Contract are not recoverable until the Company’s ultimate net loss has been ascertained.

B.	“Loss in excess of policy limits” and “extra contractual obligations” as used herein shall be defined as:

1.	“Loss in excess of policy limits” shall mean 80.0% of any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, such loss in excess of the Company’s policy limits having been incurred because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

2.	“Extra contractual obligations” shall mean 80.0% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An extra contractual obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the policy.

However, as respects ultimate net loss for each excess layer of reinsurance coverage provided by this Contract, loss in excess of policy limits and extra contractual obligations arising out of each loss occurrence shall not exceed an amount equal to 25.0% of the loss under each excess layer of reinsurance coverage provided by this Contract.

Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

If any provision of this paragraph B shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

C.	“Loss adjustment expense” as used herein shall be defined as expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense and/or appeal of claims, regardless of how such expenses are classified for statutory reporting purposes. Loss adjustment expense shall include, but not be limited to, interest on judgments, expenses of outside adjusters, expenses and a pro rata share of salaries of the Company’s field employees and expenses of other employees of the Company who have been temporarily diverted from their normal and customary duties and assigned to the adjustment of losses covered by this Contract, expenses of the Company’s officials incurred in connection with losses covered by this Contract, and declaratory judgment expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto. Loss adjustment expense shall not include normal office expenses or salaries of the Company’s officials.

D.	“Term of this Contract” as used herein shall be defined as the period from July 1, 2007 until May 31, 2008, both days inclusive, Local Standard Time at the location where the loss occurrence commences. However, if this Contract is terminated, “term of this Contract” as used herein shall mean the period from July 1, 2007 through the effective date of termination.

Article VIII - Other Reinsurance

The Company shall be permitted to carry underlying reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

Article IX - Loss Occurrence

A.

The term “loss occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “loss occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “loss occurrence” shall be further defined as follows:

1.	As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

2.	As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

3.	As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph A) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company’s “loss occurrence.”

4.	As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting frozen pipes and tanks) may be included in the Company’s “loss occurrence.”

5.	As regards firestorms, brush fires and any other fires or series of fires, irrespective of origin (except as provided in subparagraphs 2 and 3 above), which spread through trees, grassland or other vegetation, all individual losses sustained by the Company which occur during any period of 168 consecutive hours within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another may be included in the Company’s “loss occurrence.”

B.	Except for those “loss occurrences” referred to in subparagraph 2 of paragraph A above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss, and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for any “loss occurrence” referred to in subparagraph 1 of paragraph A above where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

C.	However, as respects those “loss occurrences” referred to in subparagraph 2 of paragraph A above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more “loss occurrences,” provided that no two periods overlap and no individual loss is included in more than one such period, and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

D.	No individual losses occasioned by an event that would be covered by a 72 hours clause may be included in any “loss occurrence” claimed under a 168 hours provision.

Article X - Loss Notices and Settlements

A.	Whenever losses sustained by the Company appear likely to result in a claim hereunder, the Company shall notify the Reinsurer, and the Reinsurer shall have the right to participate in the adjustment of such losses at its own expense.

B.	All loss settlements made by the Company, provided they are within the terms of this Contract and the terms of the Company’s policies (except as respects loss in excess of policy limits and extra contractual obligations), shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid within 14 days) by the Company.

Article XI - Salvage and Subrogation

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights if, in the Company’s opinion, it is economically reasonable to do so.

Article XII - Florida Hurricane Catastrophe Fund

A.	The Company shall provisionally purchase from the Florida Hurricane Catastrophe Fund (FHCF) the following limit and retention:

90.0% of $18,700,000 excess of $3,700,000

The provisional limits and retentions detailed above may increase or decrease depending on the Company’s actual exposures on policies subject to the FHCF reimbursement coverage during the term of this Contract. The Company and the Reinsurer agree to accept and be bound by the final determination of the FHCF.

B.	Any loss reimbursement paid or payable to the Company under the coverage layers provided by the FHCF as a result of loss occurrences commencing during the term of this Contract shall inure to the benefit of this Contract. Further, any FHCF loss reimbursement shall be deemed to be paid to the Company in accordance with the reimbursement contract between the Company and the State Board of Administration of the State of Florida at the full payout level set forth therein and will be deemed not to be reduced by any reduction or exhaustion of the FHCF’s claims paying capacity.

C.	Prior to the determination of the Company’s FHCF retention and payout, if any, under the coverage layer provided by the reimbursement contract between the Company and the State Board of Administration of the State of Florida, the Reinsurer’s liability hereunder will be determined provisionally based on the projected payout, determined in accordance with the provisions of the reimbursement contract. Following the FHCF’s final determination of the payout under the coverage layer provided by the reimbursement contract, the ultimate net loss under this Contract will be recalculated. If, as a result of such calculation, the loss to the Reinsurer under any excess layer of this Contract in any one loss occurrence is less than the amount previously paid by the Reinsurer under that excess layer, the Company shall promptly remit the difference to the Reinsurer. If the loss to the Reinsurer under any excess layer in any one loss occurrence is greater than the amount previously paid by the Reinsurer, the Reinsurer shall promptly remit the difference to the Company.

D.	If an FHCF reimbursement amount is based on the Company’s losses in more than one loss occurrence commencing during the term of this Contract, the total such FHCF reimbursement received by the Company shall be allocated to individual loss occurrences in chronological order of the dates such loss occurrences commence, beginning with the first such loss occurrence commencing during the term of this Contract, provided that:

1.	The portion of the total FHCF reimbursement amount to be allocated by the Company to any individual loss occurrence shall be equal to the lesser of (a) the amount of such FHCF reimbursement to which the Company would be entitled for that loss occurrence alone, or (b) the remaining such FHCF reimbursement which has not been allocated by the Company to prior loss occurrences; and

2.	The total amount allocated by the Company to all such loss occurrences shall be equal to the total FHCF reimbursement received by the Company for such loss occurrences.

Article XIII - Reinsurance Premium

A.	As premium for each excess layer of reinsurance coverage provided by this Contract, the Company shall pay the Reinsurer the greater of the following:

1.	The amount shown as “Contract Minimum Premium” (or a pro rata portion thereof if this Contract is terminated prior to May 31, 2008, subject to no known losses) for that excess layer in Schedule A attached hereto; or

2.	The sum of the Company’s aggregate total insured value for policies that include wind coverage in force on November 30, 2007, multiplied by the percentage shown as “Adjustment Rate” for that excess layer in Schedule A attached hereto.

B.	The Company shall pay the Reinsurer a deposit premium for each excess layer equal to the amount, shown as “Contract Deposit Premium” for that excess layer in Schedule A attached hereto, payable in four installments. The first installment shall be an amount equal to 10.0% of the “Contract Deposit Premium” for that excess layer in Schedule A attached hereto, and is due on August 1, 2007. The second installment shall be an amount equal to

20.0% of the “Contract Deposit Premium” for that excess layer in Schedule A attached hereto, and is due on October 1, 2007. The third installment shall be an amount equal to 30.0% of the “Contract Deposit Premium” for that excess layer in Schedule A attached hereto, and is due on January 1, 2008. The fourth installment shall be an amount equal to 40.0% of the “Contract Deposit Premium” for that excess layer in Schedule A attached hereto, and is due on April 1, 2008. In the event this Contract is terminated, no deposit premium installments shall be due after the effective date of termination; however, notwithstanding the foregoing and subject to no known losses for any excess layer hereunder, the Reinsurer shall be due a pro rata portion of the “Contract Deposit Premium” for that excess layer in Schedule A attached hereto as of the effective date of termination.

Notwithstanding the provisions above, in the event of a loss to any excess layer hereunder and as respects any offset provided herein for the loss paid by the Reinsurer for that excess layer, in lieu of the “Contract Deposit Premium” percentages set forth above, the four installments shall be due on the aforementioned dates and shall be an amount equal to 25.0% of the “Contract Deposit Premium” for that excess layer in Schedule A attached hereto.

C.	Within 30 days after the effective date of termination or expiration, or within 30 days after November 30, 2007 (the date to be selected by the Company), the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for each excess layer, computed in accordance with paragraph A above, and any additional premium due the Reinsurer or return premium due the Company for each excess layer shall be promptly remitted.

Article XIV - Late Payments

A.	The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B.	In the event any premium, loss or other payment due either party is not received by the intermediary named in the Intermediary Article (BRMA 23A) (hereinafter referred to as the “Intermediary”) by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of the sum of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

3.	The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C.	The establishment of the due date shall, for purposes of this Article, be determined as follows:

1.	As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 45 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2.	Any claim or loss payment due the Company hereunder shall be deemed due 10 days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 10 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

3.	As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of this paragraph C, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 45 days following transmittal of written notification that the provisions of this Article have been invoked.

For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D.	Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

E.	Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

Article XV - Offset (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

Article XVI - Access to Records (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

Article XVII - Liability of the Reinsurer

A.	The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company’s policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B.	Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

Article XVIII - Net Retained Lines (BRMA 32E)

A.	This Contract applies only to that portion of any policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurers), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

Article XIX - Errors and Omissions (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

Article XX - Currency (BRMA 12A)

A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

Article XXI - Taxes (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

Article XXII - Federal Excise Tax

A.	The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon as imposed under Section 4371 of the Internal Revenue Code to the extent such premium is subject to the Federal Excise Tax.

B.	In the event of any return of premium becoming due here under the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

Article XXIll - Reserves

A.	The Reinsurer agrees to fund its share of the Company’s ceded unearned premium and outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences) by:

1.	Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

2.	Escrow accounts for the benefit of the Company; and/or

3.	Cash advances;

if the Reinsurer:

1.	Is unauthorized in any state of the United States of America or the District of Columbia having jurisdiction over the Company and if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved; or

2.	Has experienced any of the circumstances described in paragraph B of the Commencement and Termination Article. However, if such circumstance is rectified, then no special funding requirements shall apply and any such current funding in accordance with the provisions above shall be released to the Reinsurer.

For purposes of this Contract, the Lloyd’s United States Credit for Reinsurance Trust Fund shall be considered an acceptable funding instrument. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

B.	With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an “evergreen clause,” which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

1.	To reimburse itself for the Reinsurer’s share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

2.	To reimburse itself for the Reinsurer’s share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

3.	To fund a cash account in an amount equal to the Reinsurer’s share of any ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

4.	To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer’s share of the Company’s ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences), if so requested by the Reinsurer; and

5.	To reimburse itself for the Reinsurer’s portion of the unearned reinsurance premium paid to the Reinsurer hereunder.

In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1) or B(3), or in the case of B(2), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

Article XXIV - Insolvency

A.	In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B,	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C.	It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

Article XXV - Arbitration (BRMA 6J)

A.	As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd’s London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B.	Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C.	If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D.	Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E.	Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.

Article XXVI - Service of Suit (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A.	It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B.	Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

Article XXVII - Governing Law (BRMA 71B)

This Contract shall be governed by and construed in accordance with the laws of the State of Florida.

Article XXVIII - Confidentiality

The Reinsurer shall maintain the confidentiality of all information reviewed during any inspection as well as the results of such inspection and shall not disclose such materials to third parties other than the Reinsurer’s outside auditors, legal counsel, or as required in any action brought to enforce the Reinsurer’s rights under this Contract, or as required by a London market lead, regulatory agency, court order or subpoena, provided that the other party is given prior notice of such regulatory requirement, court order or subpoena.

Article XXIX - Intermediary (BRMA 23A)

Benfield Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Inc. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Port St. Lucie, Florida, this 11th day of July in the year 2007

Homeowners Choice Property and Casualty Insurance Company

Schedule A

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

	First Excess	Second Excess	Third Excess
Company’s Retention	$1,800,000	$3,700,000	$5,500,000
Reinsurer’s Per Occurrence Limit	$1,900,000	$1,800,000	$16,500,000
Reinsurer’s Term Limit	$3,800,000	$3,600,000	$33,000,000
Contract Minimum Premium	$706,800	$475,200	$2,244,000
Adjustment Rate	0.03397%	0.02284%	0.10784%
Contract Deposit Premium	$883,500	$594,000	$2,805,000

The figures listed above for each excess layer shall apply to each Subscribing Reinsurer in the percentage share for that excess layer as expressed in its Interests and Liabilities Agreement attached hereto.

Schedule A

Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.)

1.	This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.	Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.	Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.	Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

Note.-Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)	all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)	with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

N.M.A 1119

BRMA 35B

Pollution and Seepage Exclusion Clause

This Contract excludes loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 25% of the Company’s property loss under the applicable original policy.

BRMA 39A

Terrorism Exclusion

(Treaty Reinsurance)

Notwithstanding any provision to the contrary within this Contract or any amendment thereto, it is agreed that this Contract excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

1.	Involves violence against one or more persons; or

2.	Involves damage to property; or

3.	Endangers life other than the person committing the action; or

4.	Creates a risk to health or safety of the public or a section of the public; or

5.	Is designed to interfere with or disrupt an electronic system.

This Contract also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against or responding to any act of terrorism.

Notwithstanding the above and subject otherwise to the terms, conditions and limitations of this Contract, in respect only of personal lines, this Contract will pay actual loss or damage (but not related cost and expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive or nuclear pollution, contamination or explosion.

Interests and Liabilities Agreement

of

Amlin Bermuda Limited

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

0% 10.00% 7.50%	of the First Excess Catastrophe Reinsurance of the Second Excess Catastrophe Reinsurance of the Third Excess Catastrophe Reinsurance

This Agreement shall become effective on July 1, 2007, and shall continue in force until May 31, 2008, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 22nd day of August in the year 2007.

Amlin Bermuda Limited

Refs:	CAC61686075A - 2nd large
CAC6168707XA - 3rd large

Interests and Liabilities Agreement

of

Catlin Insurance Company Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

30.00% 0% 0%	of the First Excess Catastrophe Reinsurance of the Second Excess Catastrophe Reinsurance of the Third Excess Catastrophe Reinsurance

This Agreement shall become effective on July 1, 2007, and shall continue in force until May 31, 2008, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 16th day of July in the year 2007.

Catlin Insurance Company Ltd.

Interests and Liabilities Agreement

of

Motors Insurance Corporation

Detroit, Michigan

by

GMAC Re Corporation

Mt. Laurel, New Jersey

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

22.50% 30.00% 20.00%	of the First Excess Catastrophe Reinsurance of the Second Excess Catastrophe Reinsurance of the Third Excess Catastrophe Reinsurance

This Agreement shall become effective on July 1, 2007, and shall continue in force until May 31, 2008, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Mt. Laurel, New Jersey, this 12th day of July in the year 2007.

GMAC Re Corporation
(for and on behalf of Motors Insurance Corporation)

Interests and Liabilities Agreement

of

Hannover Re (Bermuda), Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

0% 0% 14.75%	of the First Excess Catastrophe Reinsurance of the Second Excess Catastrophe Reinsurance of the Third Excess Catastrophe Reinsurance

This Agreement shall become effective on July 1, 2007, and shall continue in force until May 31, 2008, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 13 day of July in the year 2007.

Hannover Re (Bermuda), Ltd.

hannover re ®
Hannover Re (Bermuda) Ltd

Interests and Liabilities Agreement

of

Harbor Point Re Limited

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

25.00% 0% 0%	of the First Excess Catastrophe Reinsurance of the Second Excess Catastrophe Reinsurance of the Third Excess Catastrophe Reinsurance

This Agreement shall become effective on July 1, 2007, and shall continue in force until May 31, 2008, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 17 day of July in the year 2007.

Harbor Point Re Limited

Interests and Liabilities Agreement

of

QBE Reinsurance Corporation

Philadelphia, Pennsylvania

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

7.50% 7.50% 7.50%	of the First Excess Catastrophe Reinsurance of the Second Excess Catastrophe Reinsurance of the Third Excess Catastrophe Reinsurance

This Agreement shall become effective on July 1, 2007, and shall continue in force until May 31, 2008, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

New York, New York, this 13th day of August in the year 2007.

QBE Reinsurance Corporation

Interests and Liabilities Agreement

of

Renaissance Reinsurance, Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

10.00% 0% 0%	of the First Excess Catastrophe Reinsurance of the Second Excess Catastrophe Reinsurance of the Third Excess Catastrophe Reinsurance

This Agreement shall become effective on July 1, 2007, and shall continue in force until May 31, 2008, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract,

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton Bermuda this 16th day of July in the year 2007.

Renaissance Reinsurance, Ltd.

Renaissance
REINSURANCE Ltd.

Interests and Liabilities Agreement

of

XL Re Ltd

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

The Subscribing Reinsurer hereby accepts the following percentage shares in the Interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

0% 0% 7.50%	of the First Excess Catastrophe Reinsurance of the Second Excess Catastrophe Reinsurance of the Third Excess Catastrophe Reinsurance

This Agreement shall became effective on July 1, 2007, and shall continue in force until May 31, 2008, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentiond at:

Hamilton, Bermuda, this 18th day of July in the year 2007

XL Re Ltd

Interests and Liabilities Agreement

of

Certain Underwriting Members of Lloyd’s

shown in the Signing Schedule attached hereto

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

5.00% 45.00% 32.25%	of the First Excess Catastrophe Reinsurance of the Second Excess Catastrophe Reinsurance of the Third Excess Catastrophe Reinsurance

This Agreement shall become effective on July 1, 2007, and shall continue in force until May 31, 2008, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019,

Signed for and on behalf of the Subscribing Reinsurers in the Signing Schedule attached hereto.

Excess Catastrophe

Reinsurance Contract

Effective: July 1, 2007

issued to

Homeowners Choice Property and Casualty Insurance Company

BUREAU REFERENCE 61131 30/07/07	BROKER NUMBER 1108

PROPORTION %	SYNDICATE	UNDERWRITER’S REFERENCE
18.75	1414	XC07CX943Y1X
3.00	1183	ECC067552A07
3.00	382	X372XA2966AX
3.00	3820	XPTIXA2968AX
7.50	2007	RW25507ACSA7
TOTAL LINE 35.25	No. OF SYNDICATES 5

THE LIST OF UNDERWRITING MEMBERS

OF LLOYDS IS IN RESPECT OF 2007

YEAR OF ACCOUNT